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                                                     Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe and Jack on Form S-8 of our reports dated March 19, 1998 and May 2, 1997 appearing in the Annual Report on Form 10-K of The Pep Boys
- Manny, Moe and Jack for the year ended January 31, 1998 and in the Annual Report on Form 11-K of The Pep Boys Savings Plan for the year ended December 31, 1996, respectively.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 30, 1998